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                                                                    Exhibit 23.1



                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Supplemental Savings Plan 2000 of First Data Corporation of our report dated January 28, 1999, with respect to the consolidated financial statements and schedule included in its Annual Report (Form 10-K) for the year ended December 31, 1998.


                                        /s/ Ernst & Young LLP

                                        Ernst & Young LLP

Atlanta, Georgia
November 8, 1999